Exhibit 99.1
Delek US Holdings Reports Second Quarter 2023 Results and Raises Quarterly Dividend

•Net loss of $8.3 million or $0.13 per share
•Adjusted net income of $65.2 million or $1.00 per share
•Adjusted EBITDA of $259.4 million
~~•~~Paid $15.0 million in dividends during the quarter
•Repurchased $40 million of shares during the quarter; $25 million subsequent to quarter end
•Increased quarterly dividend to $0.235 per share in August

BRENTWOOD, Tenn.-- August 7, 2023 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”, "Company") today announced financial results for its second quarter ended June 30, 2023.
"We are pleased with our results this quarter," said Avigal Soreq, President and Chief Executive Officer of Delek US. "Our refining segment had strong contributions driven from our wholesale and asphalt businesses supported by local market demand. In logistics, we benefited from our Permian position and forecast the growth in this area to continue. We ran well throughout most of our system and continue our efforts to improve the safety and reliability of our assets."
“During the quarter, we improved the efficiency of our cost structure and delivered savings across our business. We remain focused on unlocking value from our business and continue our efforts to realize it.
"We again delivered on our commitment to return value to shareholders. In August, the board of directors increased the quarterly dividend for the fourth consecutive quarter to $0.235 per share. We target a dividend that is competitive and sustainable, recognize there is value in a strong balance sheet, and appreciate a share buyback program that provides flexibility to capital allocation. To reward shareholders, to date, we have returned $95 million in the form of dividends and share buybacks," Mr. Soreq concluded.

Delek US Holdings Results

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, except per share data)	2023	2022	2023	2022
Net (loss) income attributable to Delek	$(8.3)	$361.8	$56.0	$368.4
Diluted (loss) income per share	$(0.13)	$5.05	$0.84	$5.07
Adjusted net income	$65.2	$271.4	$157.9	$246.7
Adjusted net income per share	$1.00	$3.80	$2.36	$3.40
Adjusted EBITDA	$259.4	$462.2	$544.0	$546.0

Refining Segment
The refining segment Adjusted EBITDA was $201.1 million in the second quarter 2023 compared with $463.1 million in the same quarter last year, which reflects other inventory impacts of $96.5 million and $(55.0) million for second quarter 2023 and 2022, respectively. The decrease over 2022 is primarily due to lower refining crack spreads. During the second quarter 2023, Delek US's benchmark crack spreads were down an average of 49.2% from prior-year levels.
Logistics Segment
The logistics segment Adjusted EBITDA in the second quarter 2023 was $90.9 million compared with $69.0 million in the prior year quarter. The increase over last year's second quarter was driven by strong contributions from the Midland Gathering system and the acquisition of 3 Bear Delaware Holding - NM, LLC ("3 Bear") on June 1, 2022 (Delaware Gathering).

1 |

Retail Segment
For the second quarter 2023, Adjusted EBITDA for the retail segment was $15.0 million compared with $12.5 million in the prior-year period. The increase was primarily driven by higher fuel volume, increased average fuel margins and increased inside store sales.
Corporate and Other Activity
Adjusted EBITDA from Corporate, Other and Eliminations was a loss of $(47.6) million in the second quarter 2023 compared with a loss of $(82.4) million in the prior-year period. The lower losses are driven by general and administrative costs, primarily related to employee benefit expenses.
Shareholder Distributions
On August 4, 2023, the Board of Directors approved the regular quarterly dividend of $0.235 per share that will be paid on August 21, 2023 to shareholders of record on August 14, 2023.
Liquidity
As of June 30, 2023, Delek US had a cash balance of $821.6 million and total consolidated long-term debt of $2,810.9 million, resulting in net debt of $1,989.3 million. As of June 30, 2023, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $7.7 million of cash and $1,744.3 million of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had $813.9 million in cash and $1,066.6 million of long-term debt, or a $252.7 million net debt position.
Second Quarter 2023 Results | Conference Call Information
Delek US will hold a conference call to discuss its second quarter 2023 results on Monday, August 7, 2023 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) second quarter 2023 earnings conference call that will be held on Monday, August 7, 2023 at 11:30 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, renewable fuels and convenience store retailing. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day. Pipeline assets include an ownership interest in the 650-mile Wink to Webster long-haul crude oil pipeline. The convenience store retail segment operates approximately 247 convenience stores in West Texas and New Mexico.

The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its subsidiaries owned approximately 78.7% (including the general partner interest) of Delek Logistics Partners, LP at June 30, 2023.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; cost reductions; growth; scheduled turnaround activity; investments into our business; the performance and execution of our midstream growth initiatives, including the Permian Gathering System, the Red River joint venture and the Wink to Webster long-haul crude oil pipeline, and the flexibility, benefits and the expected returns therefrom; projected benefits of the Delaware Gathering Acquisition, renewable identification numbers ("RINs") waivers and tax credits and the value and benefit therefrom; cash and liquidity; emissions reductions; opportunities and anticipated performance and financial position.

2 |

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include, but are not limited to: uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding future decisions by the Organization of Petroleum Exporting Countries ("OPEC") regarding production and pricing disputes between OPEC members and Russia; risks and uncertainties related to the integration by Delek Logistics of the Delaware Gathering business following its acquisition; Delek US' ability to realize cost reductions; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Permian Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; the ability of the joint venture to construct the Wink to Webster long haul crude oil pipeline; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

3 |

Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income (loss) attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income (loss) attributable to Delek adjusted to add back interest expense, income tax expense, depreciation and amortization;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Refining margin - calculated as gross margin (which we define as sales minus cost of sales) adjusted for operating expenses and depreciation and amortization included in cost of sales;
•Adjusted refining margin - calculated as refining margin adjusted for other inventory impacts, net inventory LCM valuation loss (benefit) and unrealized hedging (gain) loss;
•Refining production margin - calculated based on the regional market sales price of refined products produced, less allocated transportation, Renewable Fuel Standard volume obligation and associated feedstock costs. This measure reflects the economics of each refinery exclusive of the financial impact of inventory price risk mitigation programs and marketing uplift strategies;
•Refining production margin per throughput barrel - calculated as refining production margin divided by our average refining throughput in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and adjusted EBITDA, and Adjusted Refining Segment Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

4 |

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in millions, except share and per share data)
	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$821.6	$841.3
Accounts receivable, net	1,003.5	1,234.4
Inventories, net of inventory valuation reserves	1,276.4	1,518.5
Other current assets	94.6	122.7
Total current assets	3,196.1	3,716.9
Property, plant and equipment:
Property, plant and equipment	4,577.2	4,349.0
Less: accumulated depreciation	(1,708.0)	(1,572.6)
Property, plant and equipment, net	2,869.2	2,776.4
Operating lease right-of-use assets	169.5	179.5
Goodwill	744.3	744.3
Other intangibles, net	305.1	315.6
Equity method investments	363.7	359.7
Other non-current assets	121.6	100.4
Total assets	$7,769.5	$8,192.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,990.1	$1,745.6
Current portion of long-term debt	49.5	74.5
Current portion of obligation under Inventory Intermediation Agreement	—	49.9
Current portion of operating lease liabilities	50.2	49.6
Accrued expenses and other current liabilities	824.8	1,166.8
Total current liabilities	2,914.6	3,086.4
Non-current liabilities:
Long-term debt, net of current portion	2,761.4	2,979.2
Obligation under Inventory Intermediation Agreement	453.4	491.8
Environmental liabilities, net of current portion	111.6	111.5
Asset retirement obligations	42.5	41.8
Deferred tax liabilities	280.7	266.5
Operating lease liabilities, net of current portion	113.4	122.4
Other non-current liabilities	29.0	23.7
Total non-current liabilities	3,792.0	4,036.9
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 83,150,295 shares and 84,509,517 shares issued at June 30, 2023 and December 31, 2022, respectively	0.8	0.9
Additional paid-in capital	1,121.8	1,134.1
Accumulated other comprehensive loss	(5.3)	(5.2)
Treasury stock, 17,575,527 shares, at cost, at June 30, 2023 and December 31, 2022, respectively	(694.1)	(694.1)
Retained earnings	518.1	507.9
Non-controlling interests in subsidiaries	121.6	125.9
Total stockholders’ equity	1,062.9	1,069.5
Total liabilities and stockholders’ equity	$7,769.5	$8,192.8

5 |

Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Unaudited)
($ in millions, except share and per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022 (1)	2023	2022 (1)
Net revenues	$4,195.6	$5,982.6	$8,119.9	$10,441.7
Cost of sales:
Cost of materials and other	3,766.6	5,082.6	7,206.2	9,235.1
Operating expenses (excluding depreciation and amortization presented below)	188.7	192.7	359.5	335.1
Depreciation and amortization	82.6	62.8	159.4	125.5
Total cost of sales	4,037.9	5,338.1	7,725.1	9,695.7
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	31.1	34.0	58.1	61.4
General and administrative expenses	75.8	122.3	147.3	172.5
Depreciation and amortization	6.8	5.2	13.4	10.8
Other operating income, net	(6.1)	(10.3)	(16.9)	(38.7)
Total operating costs and expenses	4,145.5	5,489.3	7,927.0	9,901.7
Operating income	50.1	493.3	192.9	540.0
Interest expense, net	80.4	43.6	156.9	82.0
Income from equity method investments	(25.5)	(15.7)	(40.1)	(26.6)
Other expense (income), net	0.5	(3.6)	(6.6)	(2.3)
Total non-operating expense, net	55.4	24.3	110.2	53.1
(Loss) income before income tax (benefit) expense	(5.3)	469.0	82.7	486.9
Income tax (benefit) expense	(3.8)	100.4	12.0	103.5
Net (loss) income	(1.5)	368.6	70.7	383.4
Net income attributed to non-controlling interests	6.8	6.8	14.7	15.0
Net (loss) income attributable to Delek	$(8.3)	$361.8	$56.0	$368.4
Basic (loss) income per share	$(0.13)	$5.11	$0.84	$5.12
Diluted (loss) income per share	$(0.13)	$5.05	$0.84	$5.07
Weighted average common shares outstanding:
Basic	65,773,609	70,805,458	66,359,537	72,014,151
Diluted	65,773,609	71,679,954	66,835,322	72,675,313
(1) In the first quarter 2023, we reassessed the classification of certain expenses and made certain reclassification adjustments to better represent the nature of those expenses. Accordingly, we have made reclassifications to the prior period in order to conform to this revised current period classification, which resulted in a decrease in the prior period general and administrative expenses and an increase in the prior period operating expenses of approximately $4.2 million and $7.1 million for the three and six months ended June 30, 2022.

Condensed Cash Flow Data (Unaudited)
($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net cash provided by operating activities	$95.1	$559.1	$490.2	$585.9
Cash flows from investing activities:
Net cash used in investing activities	(57.8)	(690.7)	(279.9)	(720.9)
Cash flows from financing activities:
Net cash (used in) provided by financing activities	(80.7)	522.1	(230.0)	523.1
Net (decrease) increase in cash and cash equivalents	(43.4)	390.5	(19.7)	388.1
Cash and cash equivalents at the beginning of the period	865.0	854.1	841.3	856.5
Cash and cash equivalents at the end of the period	$821.6	$1,244.6	$821.6	$1,244.6

6 |

Significant Transactions During the Quarter Impacting Results:
Insurance Recoveries
During the second quarter 2023, we received insurance recoveries related to the fire and freeze events that occurred during the first quarter 2021, which unfavorably impacted our results during the first two quarters of 2021. For the three months ended June 30, 2023, we have recognized an additional $4.7 million ($3.6 million after-tax) of business interruption insurance recoveries, which were recorded in other operating income on the consolidated statement of income. We have additional business interruption claims that are outstanding and still pending which are expected to be recognized in future quarters. Because business interruption losses are economic in nature rather than recognized, the related insurance recoveries are included as an Adjusting item in Adjusted net income and Adjusted EBITDA.
Restructuring Costs
In 2022, we announced that we are progressing a business transformation focused on enterprise-wide opportunities to improve the efficiency of our cost structure. For the second quarter 2023, we recorded restructuring costs totaling $4.3 million ($3.3 million after-tax) associated with our business transformation. These costs are recorded in general and administrative expenses in our consolidated statements of income and are reported in our Corporate segment.
Other Inventory Impact
"Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel and per barrel cost of materials and other for the period recognized on a FIFO basis. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.

7 |

Reconciliation of Net Income (Loss) Attributable to Delek to Adjusted Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
$ in millions (unaudited)	2023	2022	2023	2022
	(Unaudited)
Reported net income (loss) attributable to Delek	$(8.3)	$361.8	$56.0	$368.4
Adjusting items (1)
Inventory LCM valuation (benefit) loss	(7.9)	7.3	(9.6)	(1.2)
Tax effect	1.8	(1.7)	2.2	0.3
Inventory LCM valuation (benefit) loss, net	(6.1)	5.6	(7.4)	(0.9)
Other inventory impact	96.5	(55.0)	173.6	(142.0)
Tax effect	(21.8)	12.8	(39.1)	33.6
Other inventory impact, net (2)	74.7	(42.2)	134.5	(108.4)
Business interruption insurance recoveries	(4.7)	(8.6)	(9.8)	(18.6)
Tax effect	1.1	1.9	2.2	4.2
Business interruption insurance recoveries, net (2)	(3.6)	(6.7)	(7.6)	(14.4)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (3)	6.7	(68.3)	(25.5)	(3.8)
Tax effect	(1.5)	16.5	5.7	0.9
Unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	5.2	(51.8)	(19.8)	(2.9)
Transaction related expenses	—	6.2	—	6.4
Tax effect	—	(1.5)	—	(1.5)
Transaction related expenses, net	—	4.7	—	4.9
Restructuring costs	4.3	—	2.9	—
Tax effect	(1.0)	—	(0.7)	—
Restructuring costs, net (2)	3.3	—	2.2	—
Total adjusting items (1)	73.5	(90.4)	101.9	(121.7)
Adjusted net income	$65.2	$271.4	$157.9	$246.7
(1) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(3) Starting with the quarter ended March 31, 2023, we no longer adjust non-GAAP financial measures for unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. Historical non-GAAP financial measures have been revised to conform to current period presentation.

8 |

Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share:

	Three Months Ended June 30,		Six Months Ended June 30,
$ per share (unaudited)	2023	2022	2023	2022
	(Unaudited)
Reported diluted income per share	$(0.13)	$5.05	$0.84	$5.07
Adjusting items, after tax (per share) (1) (2)
Net inventory LCM valuation (benefit) loss	(0.09)	0.08	(0.11)	(0.01)
Other inventory impact (3)	1.14	(0.59)	2.01	(1.49)
Business interruption insurance recoveries (3)	(0.05)	(0.09)	(0.11)	(0.20)
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements (4)	0.08	(0.72)	(0.30)	(0.04)
Transaction related expenses	—	0.07	—	0.07
Restructuring costs (3)	0.05	—	0.03	—
Total adjusting items (1)	1.13	(1.25)	1.52	(1.67)
Adjusted net income per share	$1.00	$3.80	$2.36	$3.40
(1) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(2) For periods of Adjusted net loss, Adjustments (Adjusting Items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(4) Starting with the quarter ended March 31, 2023, we no longer adjust non-GAAP financial measures for unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. Historical non-GAAP financial measures have been revised to conform to current period presentation.

9 |

Reconciliation of Net Income (Loss) attributable to Delek to Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
$ in millions (unaudited)	2023	2022	2023	2022
Reported net (loss) income attributable to Delek	$(8.3)	$361.8	$56.0	$368.4
Add:
Interest expense, net	80.4	43.6	156.9	82.0
Income tax expense (benefit)	(3.8)	100.4	12.0	103.5
Depreciation and amortization	89.4	68.0	172.8	136.3
EBITDA attributable to Delek	157.7	573.8	397.7	690.2
Adjusting items
Net inventory LCM valuation (benefit) loss	(7.9)	7.3	(9.6)	(1.2)
Other inventory impact (1)	96.5	(55.0)	173.6	(142.0)
Business Interruption insurance recoveries (1)	(4.7)	(8.6)	(9.8)	(18.6)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	6.7	(68.3)	(25.5)	(3.8)
Transaction related expenses	—	6.2	—	6.4
Restructuring costs (1)	4.3	—	2.9	—
Net income attributable to non-controlling interest	6.8	6.8	14.7	15.0
Total Adjusting items	101.7	(111.6)	146.3	(144.2)
Adjusted EBITDA	$259.4	$462.2	$544.0	$546.0
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2023, we no longer adjust non-GAAP financial measures for unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. Historical non-GAAP financial measures have been revised to conform to current period presentation.

10 |

Reconciliation of Segment EBITDA Attributable to Delek to Adjusted Segment EBITDA:
	Three Months Ended June 30, 2023
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek	$110.5	$90.9	$15.0	$(58.7)	$157.7
Adjusting items
Net inventory LCM valuation (benefit) loss	(7.9)	—	—	—	(7.9)
Other inventory impact (1)	96.5	—	—	—	96.5
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	6.7	—	—	—	6.7
Restructuring costs (1)	—	—	—	4.3	4.3
Business Interruption insurance recoveries (1)	(4.7)	—	—	—	(4.7)
Net income attributable to non-controlling interest	—	—	—	6.8	6.8
Total Adjusting items	90.6	—	—	11.1	101.7
Adjusted Segment EBITDA	$201.1	$90.9	$15.0	$(47.6)	$259.4

	Three Months Ended June 30, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek	$587.9	$62.6	$12.5	$(89.2)	$573.8
Adjusting items
Net inventory LCM valuation (benefit) loss	7.3	—	—	—	7.3
Other inventory impact (1)	(55.0)	—	—	—	(55.0)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	(68.5)	0.2	—	—	(68.3)
Transaction related expenses	—	6.2	—	—	6.2
Business Interruption insurance recoveries	(8.6)	—	—	—	(8.6)
Net income attributable to non-controlling interest	—	—	—	6.8	6.8
Total Adjusting items	(124.8)	6.4	—	6.8	(111.6)
Adjusted Segment EBITDA	$463.1	$69.0	$12.5	$(82.4)	$462.2

11 |

Reconciliation of Segment EBITDA Attributable to Delek to Adjusted Segment EBITDA
	Six Months Ended June 30, 2023
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek	$302.6	$182.3	$21.4	$(108.6)	$397.7
Adjusting items
Net inventory LCM valuation (benefit) loss	(9.6)	—	—	—	(9.6)
Other inventory impact (1)	173.6	—	—	—	173.6
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	(25.5)	—	—	—	(25.5)
Restructuring costs	—	—	—	2.9	2.9
Business Interruption insurance recoveries	(9.8)	—	—	—	(9.8)
Net income attributable to non-controlling interest	—	—	—	14.7	14.7
Total Adjusting items	128.7	—	—	17.6	146.3
Adjusted Segment EBITDA	$431.3	$182.3	$21.4	$(91.0)	$544.0

	Six Months Ended June 30, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek	$667.9	$126.8	$22.8	$(127.3)	$690.2
Adjusting items
Net inventory LCM valuation (benefit) loss	(1.2)	—	—	—	(1.2)
Other inventory impact (1)	(142.0)	—	—	—	(142.0)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	(3.8)	—	—	—	(3.8)
Transaction related expenses	—	6.4	—	—	6.4
Business Interruption insurance recoveries	(18.6)	—	—	—	(18.6)
Net income attributable to non-controlling interest	—	—	—	15.0	15.0
Total Adjusting items	(165.6)	6.4	—	15.0	(144.2)
Adjusted Segment EBITDA	$502.3	$133.2	$22.8	$(112.3)	$546.0
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2023, we no longer adjust non-GAAP financial measures for unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. Historical non-GAAP financial measures have been revised to conform to current period presentation.

12 |

Refining Segment Selected Financial Information	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total Refining Segment	(Unaudited)		(Unaudited)
Days in period	91	91	181	181
Total sales volume - refined product (average barrels per day ("bpd")) (1)	305,688	305,300	288,795	304,587
Total production (average bpd)	291,715	295,457	279,230	290,784

Crude oil	282,493	294,702	265,441	283,491
Other feedstocks	12,988	2,602	16,642	8,703
Total throughput (average bpd):	295,481	297,304	282,083	292,194

Total refining production margin per bbl total throughput	$9.29	$28.98	$12.68	$20.06
Total refining operating expenses per bbl total throughput	$5.43	$6.19	$5.51	$5.45

Total refining production margin ($ in millions)	$249.9	$784.1	$647.2	$1,060.7
Trading & supply and other ($ millions) (2)	114.6	(121.9)	96.2	(227.2)
Total adjusted refining margin ($ in millions)	$364.5	$662.2	$743.4	$833.5

Total crude slate details
Total crude slate: (% based on amount received in period)
WTI crude oil	75.9%	62.2%	73.2%	62.4%
Gulf Coast Sweet Crude	4.0%	10.8%	4.3%	10.1%
Local Arkansas crude oil	3.9%	4.3%	4.2%	4.4%
Other	16.2%	22.7%	18.3%	23.1%

Crude utilization (% based on nameplate capacity)(5)	93.5%	97.6%	87.9%	93.9%

Tyler, TX Refinery
Days in period	91	91	181	181
Products manufactured (average bpd):
Gasoline	37,672	32,645	28,276	34,924
Diesel/Jet	33,029	30,271	23,091	29,644
Petrochemicals, LPG, NGLs	3,031	1,983	1,890	2,116
Other	1,829	1,824	1,803	1,748
Total production	75,561	66,723	55,060	68,432
Throughput (average bpd):
Crude oil	72,955	66,681	51,501	66,559
Other feedstocks	3,955	552	4,323	2,128
Total throughput	76,910	67,233	55,824	68,687

Tyler refining production margin ($ in millions)	$97.1	$211.2	$164.3	$290.3
Per barrel of throughput:
Tyler refining production margin	$13.87	$34.51	$16.26	$23.35
Operating expenses (3)	$3.78	$6.20	$5.29	$5.40
Crude Slate: (% based on amount received in period)
WTI crude oil	86.5%	83.8%	78.7%	85.4%
East Texas crude oil	13.5%	16.2%	21.3%	14.6%

Capture Rate (4)	54.3%	78.4%	56.0%	69.2%
El Dorado, AR Refinery
Days in period	91	91	181	181
Products manufactured (average bpd):
Gasoline	34,220	39,347	36,121	38,118
Diesel	27,948	32,855	27,830	31,027
Petrochemicals, LPG, NGLs	1,521	1,549	1,406	1,285
Asphalt	6,641	8,181	7,177	7,655
Other	1,185	805	967	795
Total production	71,515	82,737	73,501	78,880
Throughput (average bpd):
Crude oil	71,449	81,510	72,040	76,827
Other feedstocks	2,011	2,221	3,278	3,079
Total throughput	73,460	83,731	75,318	79,906

13 |

Refining Segment Selected Financial Information (continued)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
El Dorado refining production margin ($ in millions)	$40.5	$195.8	$133.5	$244.8
Per barrel of throughput:
El Dorado refining production margin	$6.06	$25.70	$9.79	$16.93
Operating expenses (3)	$5.00	$5.07	$4.73	$4.63
Crude Slate: (% based on amount received in period)
WTI crude oil	68.4%	53.1%	65.2%	43.2%
Local Arkansas crude oil	16.6%	15.6%	15.6%	16.4%
Other	15.0%	31.3%	19.2%	40.4%

Capture Rate (4)	23.7%	58.4%	33.7%	50.1%
Big Spring, TX Refinery
Days in period	91	91	181	181
Products manufactured (average bpd):
Gasoline	33,582	34,918	36,032	33,912
Diesel/Jet	20,774	27,043	23,194	24,877
Petrochemicals, LPG, NGLs	3,034	3,537	3,083	3,436
Asphalt	1,630	1,406	1,636	1,642
Other	1,907	1,410	2,272	1,345
Total production	60,927	68,314	66,217	65,212
Throughput (average bpd):
Crude oil	59,240	70,662	63,590	65,675
Other feedstocks	3,020	(1,093)	3,818	315
Total throughput	62,260	69,569	67,408	65,990

Big Spring refining production margin ($ in millions)	$65.5	$182.4	$185.3	$253.5
Per barrel of throughput:
Big Spring refining production margin	$11.55	$28.82	$15.18	$21.23
Operating expenses (3)	$8.91	$7.58	$7.24	$6.86
Crude Slate: (% based on amount received in period)
WTI crude oil	66.7%	68.2%	71.0%	67.5%
WTS crude oil	33.3%	31.8%	29.0%	32.5%

Capture Rate (4)	45.5%	67.9%	53.6%	65.2%
Krotz Springs, LA Refinery
Days in period	91	91	181	181
Products manufactured (average bpd):
Gasoline	41,191	31,298	41,517	31,979
Diesel/Jet	31,968	32,419	32,373	31,711
Heavy oils	3,725	845	3,618	1,690
Petrochemicals, LPG, NGLs	6,588	7,152	6,730	7,040
Other	240	5,970	214	5,840
Total production	83,712	77,684	84,452	78,260
Throughput (average bpd):
Crude oil	78,848	75,849	78,309	74,430
Other feedstocks	4,002	922	5,224	3,181
Total throughput	82,850	76,771	83,533	77,611

Krotz Springs refining production margin ($ in millions)	$46.8	$194.7	$164.1	$272.1
Per barrel of throughput:
Krotz Springs refining production margin	$6.21	$27.87	$10.85	$19.37
Operating expenses (3)	$4.74	$6.14	$4.97	$5.12
Crude Slate: (% based on amount received in period)
WTI Crude	77.4%	49.4%	78.5%	56.6%
Gulf Coast Sweet Crude	15.0%	40.6%	14.7%	38.2%
Other	7.6%	10.0%	6.8%	5.2%

Capture Rate (4)	54.9%	76.9%	71.3%	72.5%
(1)     Includes sales to other segments which are eliminated in consolidation.
(2)    Trading and supply activities include refined product wholesale and related marketing activities, asphalt and intermediates marketing activities, optimization of inventory and the execution of risk management programs to capture the physical and financial opportunities that extend from our refining operations.

14 |

(3)    Reflects the prior period conforming reclassification adjustment between operating expenses and general and administrative expenses.
(4)    Defined as refining production margin divided by the respective crack spread. See page 17 for crack spread information.
(5) Crude throughput as % of total nameplate capacity of 302,000 bpd.

Logistics Segment Selected Information	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Gathering & Processing: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	61,260	84,699	62,131	78,818
Refined products pipelines	44,966	64,821	49,957	62,186
SALA Gathering System	13,041	17,961	13,509	17,064
East Texas Crude Logistics System	30,666	19,942	26,690	18,010
Midland Gathering Assets (1)	221,876	101,236	221,993	100,783
Plains Connection System	255,035	154,086	247,856	158,025
Delaware Gathering Assets: (2)
Natural Gas Gathering and Processing (Mcfd) (3)	73,309	51,292	74,008	51,292
Crude Oil Gathering (average bpd)	117,017	78,011	110,408	78,011
Water Disposal and Recycling (average bpd)	127,195	57,625	107,848	57,625

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (4)	69,310	63,502	52,158	67,021
Big Spring wholesale marketing throughputs (average bpd)	75,164	78,634	76,763	77,100
West Texas wholesale marketing throughputs (average bpd)	9,985	10,073	9,454	9,994
West Texas wholesale marketing margin per barrel	$3.23	$2.67	$2.89	$2.85
Terminalling throughputs (average bpd) (5)	134,323	130,002	113,926	136,808
(1) Formerly known as the Permian Gathering System. Excludes volumes that are being temporarily transported via trucks while connectors are under construction.
(2) Formally known as 3 Bear, which was acquired June 1, 2022.
(3) Mcfd - average thousand cubic feet per day.
(4) Excludes jet fuel and petroleum coke.
(5) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.

Retail Segment Selected Information	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Number of stores (end of period)	247	248	247	248
Average number of stores	247	248	247	248
Average number of fuel stores	242	243	242	243
Retail fuel sales (thousands of gallons)	45,687	44,911	85,651	84,416
Average retail gallons sold per average number of fuel stores (in thousands)	189	185	354	348
Average retail sales price per gallon sold	$3.25	$4.31	$3.26	$3.95
Retail fuel margin ($ per gallon) (1)	$0.34	$0.33	$0.31	$0.32
Merchandise sales (in millions)	$84.3	$83.4	$158.2	$153.1
Merchandise sales per average number of stores (in millions)	$0.3	$0.3	$0.6	$0.6
Merchandise margin %	33.9%	34.0%	33.5%	34.3%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Same-Store Comparison (2)	(Unaudited)		(Unaudited)

Change in same-store fuel gallons sold	(1.5)%	5.8%	(1.6)%	3.4%
Change in same-store merchandise sales	0.1%	0.1%	2.4%	(2.4)%

15 |

(1)Retail fuel margin represents gross margin on fuel sales in the retail segment, and is calculated as retail fuel sales revenue less retail fuel cost of sales. The retail fuel margin per gallon calculation is derived by dividing retail fuel margin by the total retail fuel gallons sold for the period.
(2)Same-store comparisons include period-over-period changes in specified metrics for stores that were in service at both the beginning of the earliest period and the end of the most recent period used in the comparison.

Supplemental Information
Schedule of Selected Segment Financial Data, Pricing Statistics Impacting our Refining Segment Selected Financial Information and Other Reconciliation of Amounts Reported Under U.S. GAAP

Selected Segment Financial Data	Three Months Ended June 30, 2023
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$3,849.0	$113.9	$232.7	$—	$4,195.6
Inter-segment fees and revenues	203.5	133.0	—	(336.5)	—
Total revenues	$4,052.5	$246.9	$232.7	$(336.5)	$4,195.6
Cost of sales	3,996.9	179.0	188.5	(326.5)	4,037.9
Gross margin	$55.6	$67.9	$44.2	$(10.0)	$157.7

	Three Months Ended June 30, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$5,562.6	$142.4	$277.1	$0.5	$5,982.6
Inter-segment fees and revenues	312.3	124.3	—	(436.6)	—
Total revenues	$5,874.9	$266.7	$277.1	$(436.1)	$5,982.6
Cost of sales	5,315.8	209.6	233.8	(421.1)	5,338.1
Gross margin	$559.1	$57.1	$43.3	$(15.0)	$644.5

	Six Months Ended June 30, 2023
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$7,449.8	$232.4	$437.7	$—	$8,119.9
Inter-segment fees and revenues	397.2	258.0	—	(655.2)	—
Total revenues	$7,847.0	$490.4	$437.7	$(655.2)	$8,119.9
Cost of sales	7,651.4	349.1	358.5	(633.9)	7,725.1
Gross margin	$195.6	$141.3	$79.2	$(21.3)	$394.8

	Six Months Ended June 30, 2022
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$9,729.1	$225.2	$486.6	$0.8	$10,441.7
Inter-segment fees and revenues	538.1	248.1	—	(786.2)	—
Total revenues	$10,267.2	$473.3	$486.6	$(785.4)	$10,441.7
Cost of sales	9,681.5	363.2	406.8	(755.8)	9,695.7
Gross margin	$585.7	$110.1	$79.8	$(29.6)	$746.0

16 |

Pricing Statistics	Three Months Ended June 30,		Six Months Ended June 30,
(average for the period presented)	2023	2022	2023	2022

WTI — Cushing crude oil (per barrel)	$73.57	$108.74	$74.78	$102.02
WTI — Midland crude oil (per barrel)	$73.56	$108.50	$74.77	$101.81
WTS — Midland crude oil (per barrel)	$73.55	$109.06	$74.48	$101.92
LLS (per barrel)	$75.67	$110.25	$77.27	$103.92
Brent (per barrel)	$77.74	$111.84	$79.94	$104.93

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$25.54	$44.03	$29.04	$33.77
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$25.42	$42.44	$28.32	$32.56
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$11.32	$36.23	$15.23	$26.71

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$2.34	$3.40	$2.37	$3.05
Gulf Coast Ultra low sulfur diesel (per gallon)	$2.38	$3.98	$2.62	$3.50
U.S. Gulf Coast high sulfur diesel (per gallon)	$1.45	$3.39	$1.68	$3.04
Natural gas (per MMBTU)	$2.33	$7.50	$2.53	$6.05
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and U.S. Gulf Coast Pipeline No. 2 heating oil (ultra low sulfur diesel). For our Big Spring refinery, we compare our per barrel refining margin to the Gulf Coast 3-2-1 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. Starting in Q1 2023, for our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and 50% of (Argus pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel) and 50% of (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). Historical Gulf Coast 2-1-1 crack spread measures have been revised to conform to current period presentation. The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

17 |

Other Reconciliation of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of gross margin to Refining margin to Adjusted refining margin	2023	2022	2023	2022
Gross margin	$55.6	$559.1	$195.6	$585.7
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization)	153.8	169.4	292.9	292.1
Depreciation and amortization	59.8	49.9	116.4	102.7
Refining margin	$269.2	$778.4	$604.9	$980.5
Adjusting items
Net inventory LCM valuation loss (benefit)	(7.9)	7.3	(9.6)	(1.2)
Other inventory impact	96.5	(55.0)	173.6	(142.0)
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	6.7	(68.5)	(25.5)	(3.8)
Total adjusting items	95.3	(116.2)	138.5	(147.0)
Adjusted refining margin	$364.5	$662.2	$743.4	$833.5

Calculation of Net Debt	June 30, 2023	December 31, 2022
Long-term debt - current portion	$49.5	$74.5
Long-term debt - non-current portion	2,761.4	2,979.2
Total long-term debt	2,810.9	3,053.7
Less: Cash and cash equivalents	821.6	841.3
Net debt - consolidated	1,989.3	2,212.4
Less: DKL net debt	1,736.6	1,653.6
Net debt, excluding DKL	$252.7	$558.8

Investor/Media Relations Contacts:
Rosy Zuklic, Vice President of Investor Relations, 615-767-4344

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its Twitter account (@DelekUSHoldings).

18 |